Exhibit 99.1

February 13, 2012

Contact:	Stephen P. Theobald
Executive Vice President, Chief Financial Officer
(757) 217-1000

DOUGLAS J. GLENN APPOINTED CEO OF HAMPTON ROADS BANKSHARES AND BANK OF HAMPTON ROADS

Norfolk, Virginia, February 13, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that the Company’s Board of Directors has appointed Douglas J. Glenn President and Chief Executive Officer of the Company and BHR.  Glenn held both positions in an interim capacity since August, 2011, while the Board of Directors conducted a search with the assistance of an executive search firm.

Henry P. Custis, Chairman of the Board of Directors of the Company, said, “Doug played a key role in the Company’s recapitalization in 2010 and since then has been working tirelessly to refocus the Company on our community banking franchise, which we firmly believe is the right path to return to profitability. The Board is confident that Doug is the best person to lead this Company into the future.”

Glenn joined the Company and BHR in 2007.  Prior to serving as interim President and Chief Executive Officer of the Company and BHR, Glenn served as Executive Vice President, General Counsel and Chief Operating Officer of the Company and General Counsel of BHR.  Prior to joining the Company, Glenn was a Partner with the law firm Pender & Coward, P.S., in Virginia Beach, Virginia.  He has been a Director of the Company and BHR since 2006 and a Director of Shore Bank since 2008.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s future leadership.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

###